As filed with the Securities and Exchange Commission on August 29, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Global Smoothie Supply, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-164868	20-2784-176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4428 University Blvd. Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 769-0836

David C. Tiller
4428 University Boulevard
Dallas, Texas 75205
(214) 769-0836
www.gssww.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large acceleraed filer	☐	Accelerat-ed filer	☐	Non-accelerated filer	☐	Smaller reporting Company	☒

DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 5 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-1A, (Registration No. 333-164868 filed by Global Smoothie Supply, Inc. (the “Company”) and declared effective on September 30, 2010 (the “Registration Statement”) registering 20,000,000 shares of no-par common stock of the Company to be sold by the Company to finance operations of the Company and 1,626,604 shares of no-par common stock held by 57 shareholders of the Company.  The Company sold 187,900 shares of its no-par common stock pursuant to its Registration Statement On Form S-1A. Only 1 shareholder bought 30,000 of the latter shares in the fiscal year 2011, or 0.016 of the remaining outstanding shares of non-founder no-par common stock of the Company.  As of the date hereof, there are 77,814,504 shares of the Company’s stock outstanding, which are held of record by 67 shareholders.  Company shareholders sold no shares of the no-par stock of the Company owned by them.  The Company no-par common stock did not at any time trade on a national securities exchange or the OTC Bulletin Board.

     This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement on Form S-1A that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No.5 to the Registration Statement on Form S-1A to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SMOOTHIE SUPPLY,INC. (Registrant)

By	/s/ David C. Tiller
	Name:	David C. Tiller
	Title:	Chief Executive Officer

Date: August 29, 2011

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No.5 to the Registration Statement on Form S-1A to be signed on its behalf by the undersigned in their capacities on August 29, 2011.

SIGNATURE	TITLE	DATE

/s/ David C. Tiller	Director and Chief Executive Officer	August 29, 2011
David C. Tiller	(Principal Executive Officer)

/s/Donald M. Roberts	Director and Chief Financial Officer	August 29,2011
Donald M. Roberts

/s/Harry B. Ireland, Jr.	Director and Chief Legal Officer	August 29, 2011
Harry B. Ireland, Jr.